UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On August 14, 2014, Rentech Nitrogen Holdings, Inc. (the “Borrower”), an indirect wholly owned subsidiary of Rentech, Inc. (the “Company”), entered into a Waiver to Term Loan Credit Agreement and Guaranty Agreement (the “Waiver”) among the Borrower, the Company, certain funds managed by or affiliated with GSO Capital Partners LP, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent. The Waiver modifies the underlying Credit Agreement to allow the Borrower until August 29, 2014, instead of August 14, 2014, to deliver its unaudited quarterly financial statements for the fiscal quarter ended June 30, 2014 to the Lenders.

The Waiver also permits the Company to deliver its unaudited quarterly financial statements for the fiscal quarter ended June 30, 2014 to the Lenders by August 29, 2014 instead of by August 14, 2014.

This Current Report on Form 8-K contains only a summary of certain provisions of the Waiver. The summary does not purport to be a complete summary of the Waiver and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 10.1.

Item 8.01 Other Events.

The Company maintains disclosure controls and procedures (“DCP”) that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), is recorded, processed, summarized, and reported within the time periods specified in the SEC rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer), as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating DCP, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. Management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

The Company, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of the Company’s DCP as of June 30, 2014. At the time that our Annual Report on Form 10-K for the year ended December 31, 2013 was filed on March 13, 2014, the Company’s Chief Executive Officer and Chief Financial Officer concluded that our DCP were effective at a reasonable assurance level as of December 31, 2013. On May 12, 2014, when our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 was filed, the Company’s Chief Executive Officer and Chief Financial Officer concluded that our DCP were effective at a reasonable assurance level as of March 31, 2014. Subsequent to these evaluations, the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, identified certain material weaknesses in internal control over financial reporting (“ICFR”) as of June 30, 2014, and therefore concluded that DCP were not effective as of June 30, 2014. Management reevaluated its previous conclusions on ICFR as of December 31, 2013 and March 31, 2014, and determined that the material weaknesses described below also existed as of these dates. Therefore, management concluded that DCP were also not effective as of December 31, 2013 and March 31, 2014 because of material weaknesses, as described below, in our ICFR.

A material weakness is a deficiency, or combination of deficiencies, in ICFR, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following control deficiencies that constituted material weaknesses in our ICFR as of June 30, 2014. Management also determined that these material weaknesses existed as of December 31, 2013 and March 31, 2014:

The Company did not design and maintain effective internal controls over the review of the cash flow forecasts used in the accounting for business combinations and goodwill, and the determination of the goodwill impairment charge in accordance with generally accepted accounting principles. Specifically, the Company did not design and maintain effective internal controls related to determining the carrying value and fair value of reporting units for the purpose of performing goodwill impairment testing, documenting management’s review of assumptions used in the forecasts, verifying that data contained in reports provided by specialists reconcile to the information provided to those specialists, and documenting management’s review regarding the identification of events and changes in circumstances that indicate it is more likely than not that a goodwill impairment has occurred between annual impairment tests.

Notwithstanding the material weaknesses described above, our management has concluded that our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as previously filed with the SEC, and the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed today, are fairly stated in all material respects in accordance with generally accepted accounting principles in the United States of America for each of the periods presented and that they may still be relied upon. However, these control deficiencies, if unremediated, could, in another reporting period, result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected by the controls. Accordingly, our management has determined that these control deficiencies constitute material weaknesses.

The Company will be amending its Annual Report on Form 10-K for the year ended December 31, 2013, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 to reflect the conclusion by the Company’s management that ICFR and DCP were not effective as of December 31, 2013, and March 31, 2014.

The Company is in the process of remediating the identified deficiencies in ICFR, and expects the control weaknesses to be remediated in the coming reporting periods. However, the Company is unable at this time to estimate when the remediation will be completed.

We cannot assure you that we will be able to remediate the material weaknesses or that additional deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement new or improved internal controls, or any difficulties that we may encounter in their maintenance or implementation, could result in additional significant deficiencies or material weaknesses, result in material misstatements in our financial statements and cause us to fail to meet our reporting obligations, which in turn could cause the trading price of our common stock to decline.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of the Exhibit

10.1	Waiver to Term Loan Credit Agreement and Guaranty Agreement, dated as of August 14, 2014, among Rentech Nitrogen Holdings, Inc., Rentech, Inc., the Lenders party thereto, and Credit Suisse AG Cayman Islands Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: August 18, 2014	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel